UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2024 (October 24, 2024)

REYNOLDS CONSUMER PRODUCTS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39205	45-3464426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 W. Field Court Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 879-5067

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	REYN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition

On October 30, 2024, Reynolds Consumer Products Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended September 30, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in Item 2.02, including the related information set forth in the press release attached hereto as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Senior Leadership Changes

On October 30, 2024, the Company announced changes in its senior management and Board of Directors (“Board”).

On October 24, 2024, Lance Mitchell notified the Company that he plans to step down as President and Chief Executive Officer of the Company and as a member of the Company’s Board, all effective as of January 1, 2025. Mr. Mitchell will remain with the Company as an employee in an advisory capacity through his voluntary retirement on July 31, 2025.

Acting upon the recommendation of the Compensation, Nominating and Corporate Governance Committee (the “CNG Committee”) of the Board, the Board has approved changes to certain aspects of Mr. Mitchell’s compensation arrangements, as further described below.

On October 24, 2024, acting upon the recommendation of the CNG Committee, the Board appointed Scott E. Huckins as the Company’s President and Chief Executive Officer, and elected Mr. Huckins a member of the Board of Directors to fill the vacancy resulting from Mr. Mitchell’s departure from the Board, all effective as of January 1, 2025. Mr. Huckins will serve as a Class III director (the class on which Mr. Mitchell serves) for a term expiring at the Company’s 2026 annual meeting of stockholders, and to serve as such until the 2026 annual meeting of stockholders and until his successor is elected and qualified. Mr. Huckins is not expected to be appointed to any committees of the Board.

Mr. Huckins, age 58, has served as the Vice President, Chief Financial Officer and Treasurer of the Company since November 2023. Prior to joining the Company in October 2023, Mr. Huckins served as the CFO of SunOpta, Inc. from 2019 to October 2023. Mr. Huckins previously served as CFO of Claire’s Stores Inc. from 2016 to 2019. Prior to Claire’s, Mr. Huckins was with Sears Holdings from 2012 to 2016 where he served in the roles of Vice President – Treasurer and President – Sears Reinsurance Company, Ltd. Mr. Huckins also served as Vice President – Treasury, Tax, and Investor Relations at RCS Holdings, Inc. He also formerly served as Principal at Pioneer Advisors. Prior to that, Mr. Huckins served in several leadership roles at Koch Industries Inc. and affiliated companies, including as President & CEO of Koch Financial Products, LLC, CFO of the Capital Markets Division, Treasurer of Koch Industries Inc., and CFO of KoSa B.V. Mr. Huckins holds a Bachelor of Science in Finance from Arizona State University and earned a Master of Management, with concentrations in Finance and Management Strategy, from Northwestern University, J.L. Kellogg Graduate School of Management.

There are no arrangements or understandings between Mr. Huckins and any other persons pursuant to which he was appointed President and Chief Executive Officer and elected as a member of the Board. There are also no family relationships between Mr. Huckins and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Huckins will not be compensated for his service on the Board.

Acting upon the recommendation of the CNG Committee, the Board has approved changes to certain aspects of Mr. Huckins’ compensation arrangements, as further described below.

Additionally, on October 24, 2024, the Board appointed Nathan D. Lowe as Vice President, Chief Financial Officer and Treasurer, to fill the vacancy resulting from the appointment of Mr. Huckins as President and Chief Executive Officer, effective as of January 1, 2025. Mr. Lowe, age 45, has served as the Company’s Vice President of Financial Planning & Analysis since January 2021. Prior to that, he served as the Senior Director of Financial Planning & Analysis from January 2019 to December 2020. Mr. Lowe joined the Company after serving as Assistant Corporate Controller and Treasurer of GEC Packaging Technologies (part of Pactiv Evergreen Inc. and its subsidiaries) from 2016 to 2018, and Financial Controller of Americold Logistics LLC’s international business from 2015 to 2016. From 2006 to 2015, Mr. Lowe was at KPMG both in Australia and USA, where he worked primarily with consumer and industrial businesses providing a range of audit and advisory services. He holds a Bachelor of Commerce and Accounting and Bachelor of Applied Finance from Macquarie University and is a Chartered Accountant.

There are no arrangements or understandings between Mr. Lowe and any other persons pursuant to which he was appointed Chief Financial Officer. There are also no family relationships between Mr. Lowe and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Acting upon recommendation of the CNG Committee, the Board has approved changes to certain aspects of Mr. Lowe compensation arrangements, as further described below.

Employment Arrangements with Mr. Mitchell

On October 24, 2024, acting upon the recommendation of the CNG Committee, the Board approved the following additional compensation for Mr. Mitchell, as set forth in a Transition Letter between the Company and Mr. Mitchell (the “Transition Letter”), effective January 1, 2025: (i) he will continue to receive his current level of base salary through July 31, 2025; (ii) participation in the Company’s annual incentive program for 2025 with a target amount equal to 115% of his base salary, to be paid out at the full year target value on or about September 30, 2025; (iii) participation in the Company’s long-term incentive program in a target amount equal to 350% of his base salary in 2025, to be determined on actual 2025 full year performance; (iv) a one-time equity award under the Company’s Equity Incentive Plan, as amended and restated on January 27, 2022 (the “Equity Incentive Plan”), of restricted stock units (“RSUs”), with a grant date of July 31, 2025 and a grant date fair value of approximately $3,332,500 (which represents Mr. Mitchell’s current base salary plus bonus) that will vest in full on July 31, 2026; and (v) company-paid COBRA benefits for eighteen months, commencing August 1, 2025 through February 28, 2027. In the event of Mr. Mitchell’s death, Mr. Mitchell’s beneficiary shall receive the benefit of all outstanding obligations with respect to this additional compensation.

Effective January 1, 2025, upon the appointment of Mr. Huckins as President and Chief Executive Officer, Mr. Mitchell will step down from this position and move into an advisory role to assist with the transition. Mr. Mitchell will remain a full-time employee with the Company until his voluntary retirement on July 31, 2025. Mr. Mitchell is expected to qualify for all Company retirement benefits, including Enhanced Retirement benefits received pursuant to the terms of the equity awards granted to him on each of February 1, 2023, January 24, 2024, and February 1, 2024. A description of the Company’s retirement benefits, including with respect to equity awards, is provided in the Company’s definitive proxy statement for the 2024 annual meeting of stockholders filed with the Securities and Exchange Commission on March 12, 2024.

The foregoing description of the Transition Letter is a summary and is qualified in its entirety by reference to the Transition Letter, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Employment Arrangements with Mr. Huckins

On October 24, 2024, Scott E. Huckins accepted a written offer from the Company establishing his compensation as President and Chief Executive Officer effective January 1, 2025 (the “CEO Offer Letter”). Mr. Huckins has also entered into an Amended and Restated Employment Agreement, effective as of January 1, 2025 (the “Amended Employment Agreement”).

Offer Letter

As the President and Chief Executive Officer, Mr. Huckins will be paid an initial annual base salary of $1,000,000 and will continue to participate in the Company’s annual incentive program, with a target annual bonus opportunity for 2025 to be increased from the current 75% of his base salary to 120% of his base salary. In addition, Mr. Huckins will continue to participate in the Company’s 2025 long-term incentive program with a target amount opportunity for 2025 to be increased from the current 190% of his base salary to 400% of his base salary.

In recognition of Mr. Huckins’ expanded role and responsibilities in connection with assuming the role of President and Chief Executive Officer, Mr. Huckins will receive a one-time equity award under the Equity Incentive Plan of RSUs, with a grant date of February 1, 2025 and a grant date fair value of approximately $500,000 that will vest ratably on February 1, 2026 and February 1, 2027.

The foregoing description of the CEO Offer Letter is a summary and is qualified in its entirety by reference to the CEO Offer Letter, which is attached as Exhibit 10.2 to this report and is incorporated herein by reference.

The Amended Employment Agreement reflects the above compensatory terms for Mr. Huckins.

Potential Payments Upon Termination or Change in Control

The Amended Employment Agreement also provides that Mr. Huckins will be eligible for severance in the event of certain types of termination as follows: (a) if Mr. Huckins is terminated without Cause (as defined in the Employment Agreement) prior to a Sale of Business (as defined in the Employment Agreement), Mr. Huckins would be entitled to receive (i) two times his base salary plus his target bonus amount, and (ii) his annual bonus at target prorated through the date of termination, in each case paid in equal installments over 24 months following the date of termination; or (b) if a Sale of Business occurs and within 12 months following the closing of such Sale of Business either Mr. Huckins is terminated without Cause, or his position is materially reduced in remuneration or scope of duties and Mr. Huckins terminates his employment, then Mr. Huckins would be entitled to receive (i) three times his base salary plus his target bonus amount, and (ii) his annual bonus at target prorated through the date of termination, in each case paid in equal installments over 36 months following the date of termination. In addition, if Mr. Huckins is terminated without Cause, then Mr. Huckins and his eligible dependents will continue to be covered by the Company’s health plan for 18 months from the date of termination.

The Amended Employment Agreement also provides that if amounts payable to Mr. Huckins in connection with a Sale of Business or other change in control would be subject to the excise tax under Section 280G of the Internal Revenue Code, then the value of those payments will either (i) be reduced to the extent necessary so that the payments will not trigger that excise tax, or (ii) be paid in full, depending on which course of action would result in the better net after-tax result for Mr. Huckins, taking into account the excise tax and any other applicable tax.

The Amended Employment Agreement provides that if Mr. Huckins breaches any of the provisions of the Restrictive Covenant Agreement, his right to receive further payments of severance amounts will be terminated.

The foregoing description of the Amended Employment Agreement is a summary and is qualified in its entirety by reference to the Amended Employment Agreement (including the Restrictive Covenant Agreement attached thereto), which is attached as Exhibit 10.3 to this report and is incorporated herein by reference.

In addition, the CNG Committee determined that all future awards granted under the Equity Incentive Plan to Mr. Huckins, including the RSUs discussed above, will provide for “double trigger” vesting upon a change in control, instead of “single trigger” vesting.

Employment Arrangements with Mr. Lowe

On October 24, 2024, Nathan D. Lowe accepted a written offer from the Company establishing his compensation as Chief Financial Officer effective January 1, 2025 (the “CFO Offer Letter”). Mr. Lowe has also entered into an Employment Agreement (“Employment Agreement”) and a Restrictive Covenant Agreement (“Restrictive Covenant Agreement”) in substantially the same form as entered into by the Company’s other executive officers, which agreements will be effective as of January 1, 2025.

Offer Letter

As the Chief Financial Officer, Mr. Lowe will be paid an initial annual base salary of $550,000 and will continue to participate in the Company’s annual incentive program, with a target annual bonus opportunity for 2025 to be increased from the current 50% of his base salary to 75% of his base salary. In addition, Mr. Lowe will continue to participate in the Company’s 2025 long-term incentive program with a target amount opportunity for 2025 to be increased from the current 50% of his base salary to 175% of his base salary.

In recognition of Mr. Lowe’s expanded role and responsibilities in connection with assuming the role of Chief Financial Officer, Mr. Lowe will receive a one-time equity award under the Equity Incentive Plan of RSUs, with a grant date of February 1, 2025 and a grant date fair value of approximately $250,000 that will vest ratably on February 1, 2026 and February 1, 2027.

The foregoing description of the CFO Offer Letter is a summary and is qualified in its entirety by reference to the CFO Offer Letter, which is attached as Exhibit 10.4 to this report and is incorporated herein by reference.

Potential Payments Upon Termination or Change in Control

The Employment Agreement provides that Mr. Lowe will be eligible for severance in the event of certain types of termination as follows: (a) if Mr. Lowe is terminated without Cause (as defined in the Employment Agreement) prior to a Sale of Business (as defined in the Employment Agreement), Mr. Lowe would be entitled to receive (i) one times his base salary, paid in equal installments over 12 months following the date of termination, and (ii) his annual bonus at target prorated through the date of termination; or (b) if a Sale of Business occurs and within 12 months following the closing of such Sale of Business either Mr. Lowe is terminated without Cause, or his position is materially reduced in remuneration or scope of duties and Mr. Lowe terminates his employment, then Mr. Lowe would be entitled to receive (i) two times his base salary plus his target bonus amount, plus (ii) his annual bonus at target prorated through the date of termination, paid in equal installments over 24 months following the Date of Termination. In addition, if Mr. Lowe is terminated without Cause, then Mr. Lowe and his eligible dependents will continue to be covered by the Company’s health plan for 12 months from the date of termination, or 18 months if such termination is within 12 months following the closing of a Sale of Business.

The Employment Agreement also provides that if amounts payable to Mr. Lowe in connection with a Sale of Business or other change in control would be subject to the excise tax under Section 280G of the Internal Revenue Code, then the value of those payments will either (i) be reduced to the extent necessary so that the payments will not trigger that excise tax, or (ii) be paid in full, depending on which course of action would result in the better net after-tax result for Mr. Lowe, taking into account the excise tax and any other applicable tax.

The Employment Agreement provides that if Mr. Lowe breaches any of the provisions of the Restrictive Covenant Agreement, his right to receive further payments of severance amounts will be terminated.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the Employment Agreement (including the Restrictive Covenant Agreement attached thereto), which is attached as Exhibit 10.5 to this report and is incorporated herein by reference.

In addition, the CNG Committee determined that all future awards granted under the Equity Incentive Plan to Mr. Lowe, including the RSUs discussed above, will provide for “double trigger” vesting upon a change in control, instead of “single trigger” vesting.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Transition Letter, dated as of October 24, 2024, by and between Reynolds Consumer Products Inc. and Lance Mitchell

10.2	Offer Letter, dated as of October 24, 2024, by and between Reynolds Consumer Products Inc. and Scott E. Huckins

10.3	Amended and Restated Employment Agreement, dated effective January 1, 2025, by and between Reynolds Consumer Products Holdings LLC and Scott E. Huckins (including the Restrictive Covenant Agreement attached thereto)

10.4	Offer Letter, dated as of October 24, 2024, by and between Reynolds Consumer Products Inc. and Nathan D. Lowe

10.5	Employment Agreement, dated effective January 1, 2025, by and between Reynolds Consumer Products Holdings LLC and Nathan D. Lowe (including the Restrictive Covenant Agreement attached thereto)

99.1	Press Release issued by Reynolds Consumer Products Inc. on October 30, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2024

REYNOLDS CONSUMER PRODUCTS INC.

	By:	/s/ David Watson
David Watson
General Counsel and Secretary